Exhibit 10.01

JOINT TRANSITION AND SEPARATION AGREEMENT

Between

Versant Corporation,

a California corporation

with offices at 255 Shoreline Drive, Suite #450, Redwood City, California 94065 USA

(“Versant”), and

Versant GmbH,

a German corporation that is a subsidiary of Versant,

with offices at
Halenreie 42, 22359, Hamburg, Germany

(“Versant Germany”),

on the one hand,

and

Jochen Witte

Buchenstieg 13b

22359 Hamburg, Germany

(“Employee”),

on the other hand.

This Joint Transition and Separation Agreement (this “Agreement”) is made and entered into effective as of March 10, 2011 (the “Effective Date”) by and between Employee, on the one hand, and Versant and Versant Germany (collectively, the “Company”), on the other hand, and sets forth the terms of Employee’s separation from employment and offers Employee continued employment through a transition period and separation compensation in exchange for Employee’s agreements and promises in this Agreement, including a general release of claims and covenant not to sue in favor of the Company.

1.             Transition; Termination; Consideration:  In exchange for Employee’s commitment to provide the Company with transition support as provided herein and Employee’s granting of and agreement to the general release and waiver of claims and covenant not to sue set forth in Sections 5 and 6 below, Employee’s agreement to further execute and deliver the Separation Agreement and General Release of All Claims attached as Exhibit A hereto, and Employee’s other promises and agreements made herein, the Company agrees to continue Employee’s employment on the following terms:

a.             Resignation from Officer Positions:  Effective as of the Effective Date (as defined above) (i) Employee hereby resigns as the Chief Executive Officer and President of Versant and from all officer and other positions with Versant and (ii) Employee hereby resigns as

Managing Director of Versant Germany and from any other office or other positions with Versant Germany (except to the extent of Employee’s temporary transition employment with Versant Germany in a non-officer capacity during the Transition Period as provided herein).  For the avoidance of doubt, nothing in this Agreement shall be construed as requiring Employee to resign from his position on Versant’s Board of Directors and Employee confirms that Employee remains a member of Versant’s Board of Directors as of the Effective Date.

b.             Separation Date:  Employee and the Company hereby agree that Employee’s last date worked will be, and Employee’s employment will terminate on, June 30, 2011 (the “Separation Date”).

c.             Transition Period; Job Duties:  From the Effective Date to and through the Separation Date (the “Transition Period”), Employee agrees to provide Transition Services (as defined herein).  Employee shall provide the Transition Services during the Transition Period as an employee of Versant Germany on a part-time basis, providing services on no more than 2 days per week, and the Transition Services shall be coordinated with the Chief Executive Officer of Versant or, in his absence, the Board of Directors of Versant, unless otherwise agreed to by Employee and the Company in a written agreement signed by each of them.  During the Transition Period, Employee will carry out an efficient and cooperative transition of his job duties and provide such other transition services as are directed by the Company, including through Versant’s Chief Executive Officer and Versant’s Board of Directors, (“Transition Services”), and will provide the Transition Services in a satisfactory manner as determined by Versant’s Board of Directors.

d.             Compensation and Benefits During Transition Period:  Through March 10, 2011, Versant Germany will pay Employee at his pre-existing base salary rate of €18.000 gross per month; and commencing March 11, 2011 and for the duration of the Transition Period, Versant Germany will pay Employee at the rate of €9.000 gross per month, in each case less all statutory deductions and required withholdings, in installments at Versant Germany’s regular payroll periods.  For purposes of clarification only and not limitation, the provisions of this paragraph replace and supersede the terms of compensation set forth in Sections 2A and 5B of the Joint Employment Agreement and Managing Director Service Contract dated September 9, 2009 between Employee, Versant, and Versant Germany (the “Employment Agreement”), which was filed with the as Exhibit 10.03 in Versant’s report on Form 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”) on September 9, 2009 (SEC File/Film Number 091060600).   During the Transition Period and ceasing upon the Separation Date, Employee shall be eligible to receive such other benefits as provided in Section 6B of the Employment Agreement (including use of leased automobile).  Employee shall not be entitled to take vacation time after March 31, 2011 without the prior consent of the Managing Director of Versant Germany.

e.             Construction of Agreements:  All other terms of the Employment Agreement, to the extent they do not conflict with and are not inconsistent with, this Agreement, continue to govern the terms and conditions of Employee’s employment during the Transition Period; provided that in case of any conflict or inconsistency between this Agreement and the Employment Agreement, this Agreement shall in each case govern, control and apply.

2.             Stock Repurchase:  Subject to the following terms and conditions, after Employee has executed and delivered this Agreement, within ten (10) business days after the Effective Date, Versant agrees to repurchase from Employee and Employee’s spouse a total of 62,545 outstanding shares of Versant Common Stock of which 47,425 shares are owned of record by Employee and 15,120 shares are owned of record by Employee’s spouse (collectively, the “Shares”), at the price of $13.50 per share (the “Purchase Price”), for a total purchase price of $844,357.50 (the “Total Price”) on the following terms.  The parties acknowledge that the Purchase Price is based on a discount from recent average trading prices of Versant’s Common Stock. The closing the sale and purchase of the Shares shall occur in a manner reasonably satisfactory to Versant.   Payment of the Total Price shall be tendered by Versant by check or wire transfer to a bank account designated by Employee and Employee’s spouse, against the transfer by Employee and Employee’s spouse of the Shares to Versant.

3.             Final Pay:  On the Separation Date, regardless of whether Employee signs the Second Release (as defined below), Versant Germany will pay Employee all earned and previously unpaid wages through the Separation Date and will reimburse Employee for reasonable and necessary business expenses, subject to appropriate documentation, due Employee by Versant Germany.

4.             Separation Benefits:  Upon the Separation Date, the Company will offer Employee the separation benefits set forth below in this Section 4, each of which shall be conditioned upon and subject to: (i)  Employee’s execution and delivery to Versant of the Separation Agreement and General Release of Claims in favor of the Company substantially in the form attached hereto as Exhibit A (“Second Release”) and the Second Release becoming effective in accordance with the terms of Section 15 of the Second Release; (ii) Employee’s return of all Company property in Employee’s possession and control (as described and confirmed in Section 4 of the Second Release); and (iii) Employee’s agreement to comply with ongoing obligations to the Company regarding confidential information.  As used herein, the term “Second Release Effectiveness Date” means the date on which the Second Release becomes effective as provided in Section 15 of the Second Release.

a.             Severance:  Upon the Second Release Effectiveness Date, Versant Germany will pay Employee  the following severance:

i.              The gross amount of €216.000, less all deductions or withholdings that Versant or Versant Germany determine are required under applicable laws, (this amount is equal  to the amount that was Employee’s annual base salary as Managing Director of Versant Germany in effect immediately prior to the Effective Date of this Agreement).

ii.             The gross amount of €65,768, less all required deductions or withholdings that Versant or Versant Germany determine are required under applicable laws, which comprises and approximates a bonus in recognition of Employee’s past and ongoing services to the Company.

Employee acknowledges that payment of these amounts is full and sufficient compensation and consideration for Employee’s covenants and obligations under

Section 4B(5) of the Employment Agreement, which shall remain in full force and effect following the Separation Date.

b.             Treatment of Stock Options:

i.              Acknowledgment of Status. Employee and Versant acknowledge and agree that: (A)  Employee has been granted stock options to purchase Versant Common Stock (the “Versant Options”) of which Versant Options to purchase a total of 114,503 shares of Versant Common Stock remain outstanding as of the Effective Date (the “Outstanding Options”); and (B) as of the Effective Date of this Agreement (and without regard to the effect of the acceleration of vesting provisions of Section 4(b)(ii) below or any continued vesting of Outstanding Options during Employee’s employment), Employee’s Outstanding Options are vested and exercisable with respect to a total of 78,946 shares (the “Vested Shares”) and remain unvested with respect to a total of 35,557 shares (the “Unvested Shares”).

ii.             Accelerated Vesting of Outstanding Options:  Upon the Upon the Second Release Effectiveness Date, the vesting of Employee’s right to exercise the Versant Options to purchase shares of Versant common stock that are outstanding on the Separation Date will accelerate by twelve (12) months of vesting based on the then-effective vesting schedules of each of such Versant Options (i.e. such Versant Options will become vested and exercisable to the same extent that such Versant Options would have been vested and exercisable by their terms on the date that is (12) months after the Separation Date if Employee had been continuously employed by Versant at all times through and including first anniversary of the Separation Date), and such acceleration shall be deemed effective as of the Separation Date.

iii.            Extension of Option Exercise Period:  Upon the Second Release Effectiveness Date, Versant will extend the exercise period deadline by which Employee may exercise any Versant Options after the Separation Date (but only to the extent such Versant Options are vested and exercisable under the terms of such Versant Options upon the Separation Date, after taking into account the foregoing vesting acceleration provisions of Section 4(b)(ii) above) from three (3) months following the Separation Date to the earlier of (A) March 31, 2012 or (B) the expiration date of the applicable stock option grant, with such extension to be deemed effective as of the Separation Date.

Except as otherwise expressly provided herein, Employee’s rights concerning any Versant stock options will continue to be governed by the applicable option grant and plan documents.

For purposes of clarification only and not limitation, the provisions of this paragraph replace and supersede any and all obligations on the part of Versant and/or Versant Germany to offer or provide post-employment separation benefits, including severance payments and accelerated option vesting, to Employee including, without limitation, as set forth in Sections 3A(2), 3A(4) or 4B(2) of the Employment Agreement.

5.             Mutual General Release and Waiver of Claims:

a.             To the fullest extent permitted by law, Employee hereby releases and waives any claims he may have against the Company and its owners, officers, shareholders, employees, directors, attorneys, agents, representatives, subsidiaries, affiliates, successors and assigns (collectively “Releasees”), whether known or not known, including, without limitation, any and all claims under any employment laws of any jurisdiction, or arising under or related to Employee’s ceasing to be an officer of Versant or Versant Germany or the termination of Employee’s employment with Versant or Versant Germany, including, but not limited to, claims of unlawful discharge, breach of contract, breach of the covenant of good faith and fair dealing, fraud, violation of public policy, defamation, physical injury, emotional distress, claims for additional compensation or benefits arising out of Employee’s employment or Employee’s separation of employment, claims under Title VII of the 1964 Civil Rights Act, as amended, the California Fair Employment and Housing Act and any other laws and/or regulations relating to employment or employment discrimination, including, without limitation, claims based on disability or under the Americans with Disabilities Act, but excluding any release for claims of any breach by the Company of its obligations under this Agreement. To the fullest extent permitted by law of any applicable jurisdiction, the Company hereby releases and waives any claims it may have against Employee and his successors and assigns for matters arising on or prior to the Effective Date of this Agreement, whether known or not known, including, but not limited to, claims under the laws of any jurisdiction relating to Employee’s employment with the Company, or to any services performed by Employee for the Company as an employee, consultant or otherwise, but excluding any release for claims of (a) fraud, misappropriation of trade secrets by Employee, (b) breach by Employee of (i) Employee’s confidentiality duties or obligations under the Employment Agreement, (ii) Employee’s duties and obligations under his Invention Assignment and Confidentiality Agreement which is attached to the Employment Agreement or (iii) Employee’s obligations under this Agreement or (c) under Section 16(b) of the Securities Exchange Act of 1934.

b.             By signing below, Employee and the Company expressly waive any benefits of Section 1542 of the Civil Code of the State of California, and under any other applicable statute or regulation of similar effect, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

c.             Employee and the Company do not intend to release claims that Employee may not release as a matter of law, including but not limited to claims for indemnity under California Labor Code section 2802.

6.             Mutual Covenant Not to Sue:

a.             To the fullest extent permitted by law, at no time subsequent to the execution of this Agreement will Employee pursue, or cause or knowingly permit the prosecution of, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency, or any other tribunal, any charge, claim or action of any kind, nature and character whatsoever, known or unknown, which Employee may now have, have ever had, or may in the future have against Releasees, which is subject to the release of claims granted by Employee in Section 5 above.

b.             To the fullest extent permitted by law, at no time subsequent to the execution of this Agreement will the Company pursue, or cause or knowingly permit the prosecution of, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency, or any other tribunal, any charge, claim or action of any kind, nature and character whatsoever, known or unknown, which the Company may now have, have ever had, or may in the future have against Employee, which is subject to the release of claims granted by the Company in Section 5 above.

c.             Nothing in this section shall prohibit Employee from filing a charge or complaint with a government agency such as but not limited to the Equal Employment Opportunity Commission, the National Labor Relations Board, the Department of Labor, the California Department of Fair Employment and Housing, or other applicable state agency.  However, Employee understands and agrees that, by entering into this Agreement, Employee is releasing any and all individual claims for relief.

d.             Nothing in this section shall prohibit or impair Employee or the Company from complying with all applicable laws, nor shall this Agreement be construed to obligate either party to commit (or aid or abet in the commission of) any unlawful act.

7.             Nondisparagement:  Employee agrees that, during and after his employment with the Company, he will not disparage Releasees or their products, services, directors, officers, shareholders, employees, agents, attorneys, representatives, vendors, affiliates, successors or assigns, or any person acting by, through, under or in concert with any of them, with any written or oral statement.  Nothing in this Section shall prohibit Employee from providing truthful information in response to a subpoena or other legal process.

8.             No Admission of Liability:  This Agreement is not and shall not be construed or contended by Employee or the Company to be an admission or evidence of any wrongdoing or liability on the part of Employee or Releasees, their representatives, heirs, executors, attorneys, agents, partners, officers, shareholders, directors, employees, subsidiaries, affiliates, divisions, successors or assigns, respectively.  This Agreement shall be afforded the maximum protection allowable under California Evidence Code Section 1152 and/or any other applicable rule, statute, provision, or regulation of similar effect.

9.             Complete and Voluntary Agreement:  This Agreement, together with Exhibit A and the Employment Agreement referenced herein, constitutes the entire agreement between

Employee and Releasees with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, relating to such subject matter; provided that in case of any conflict or inconsistency between this Agreement and the Employment Agreement, this Agreement shall in each case govern, control and apply.  Employee acknowledges that neither Releasees nor their agents or attorneys have made any promise, representation or warranty whatsoever, either express or implied, written or oral, which is not contained in this Agreement for the purpose of inducing Employee to execute the Agreement, and Employee acknowledges that he has executed this Agreement in reliance only upon such promises, representations and warranties as are contained herein, and that he is executing this Agreement voluntarily, free of any duress or coercion.

10.           Severability:  The provisions of this Agreement are severable, and if any part of it is found to be invalid or unenforceable, the other parts shall remain fully valid and enforceable.  Specifically, should a court, arbitrator, or government agency conclude that a particular claim may not be released as a matter of law, it is the intention of the parties that the general release, the waiver of unknown claims and the covenant not to sue above shall otherwise remain effective to release any and all other claims.

11.           Modification; Counterparts; Facsimile/PDF Signatures:  It is expressly agreed that this Agreement may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement that specifically refers to this Agreement, executed by authorized representatives of each of the parties to this Agreement.  This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.  Execution of a facsimile or PDF copy shall have the same force and effect as execution of an original.

12.           Effectiveness:  This Agreement is effective on date it is signed by all parties hereto.

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[Signature page follows]

13.           Governing Law:  This Agreement shall be governed by and construed in accordance with the laws of the Republic of Germany; except that any provisions of this Agreement relating solely to Versant shall be governed by the internal laws of the State of California without regarding to laws regarding conflict of laws or choice of law.

EMPLOYEE

Dated:	March 9, 2011	/s/ Jochen Witte
Jochen Witte

VERSANT CORPORATION

Dated:	March 9, 2011	By:	/s/ Jerry Wong
Jerry Wong, Chief Financial Officer
Versant Corporation

VERSANT GMBH

Represented by its shareholder Versant Corporation, represented in turn by its Chief Financial Officer

Dated:	March 9, 2001	By:	/s/ Jerry Wong
Versant Corporation, by Jerry Wong (Versant’s Chief Financial Officer)

Signature page to Joint Transition and Separation Agreement

EXHIBIT A

SEPARATION AGREEMENT AND RELEASE

(“SECOND RELEASE”)

SEPARATION AGREEMENT AND GENERAL RELEASE OF ALL CLAIMS

Between

Versant Corporation,

a California corporation

with offices at 255 Shoreline Drive, Suite #450, Redwood City, California 94065 USA

(“Versant”), and

Versant GmbH,

a German corporation that is a subsidiary of Versant,

with offices at Halenreie 42, 22359, Hamburg, Germany

(“Versant Germany”)

on the one hand,

and

Jochen Witte

Buchenstieg 13b

22359 Hamburg, Germany

(“Employee”),

on the other hand.

This Separation Agreement and General Release of All Claims (this “Agreement”) is entered into between Employee, on the one hand, and Versant and Versant Germany (collectively, the “Company”), on the other hand.  Collectively, Employee and the Company are referred to as the ““parties.”

WHEREAS, on March 10, 2011, Employee and the Company entered into a certain Joint Transition and Separation Agreement regarding Employee’s anticipated separation from employment with the Company and the transition of his job duties (the “Separation Agreement”);

WHEREAS, this Agreement serves as the Second Release, as provided in Section 4 of the Separation Agreement;

WHEREAS, Employee’s employment relationship with the Company terminated on June 30, 2011;

WHEREAS, Employee and the Company desire to mutually, amicably and finally resolve and compromise all issues and claims surrounding Employee’s employment by the Company and the termination thereof;

NOW THEREFORE, in consideration for the mutual promises and undertakings of the

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parties as set forth below, Employee and the Company hereby enter into this Agreement.

1.             Acknowledgment of Separation Date:  March 10, 2011 was the final date of Employee’s employment as President and Chief Executive Officer of Versant and the final date of Employee’s employment as Managing Director of Versant Germany.  June 30, 2011 is Employee’s last day of employment with the Company (the “Separation Date”).

2.             Acknowledgment of Payment of Wages:  By Employee’s signature below, Employee acknowledges that on the Separation Date, Versant Germany provided Employee his final pay for all wages, salary, bonuses, commissions, reimbursable expenses, and any similar payments due Employee from the Company up to and including the Separation Date.  By signing below, Employee acknowledges that, the Company does not owe Employee any other amounts.

3.             Separation Benefits:  In exchange for, and conditioned upon, Employee’s agreement to the general release and waiver of claims and covenant not to sue set forth in Sections 6 and 7 below and Employee’s other promises herein, upon the Second Release Effectiveness Date (as defined in Section 15 below), the Company has agreed to provide Employee with the separation benefits set forth in Section 4 of the Separation Agreement.  By signing below, Employee acknowledges that Employee is receiving the separation benefits referenced in this Section in consideration for releasing and waiving Employee’s rights to claims referred to in this Agreement and that Employee would not otherwise be entitled to the separation benefits.

4.             Return of Company Property:  Employee hereby warrants to the Company that Employee has returned to the Company the following Company property that has been in his possession or control:  Company car, Company credit card, Company laptop, Company phone and Company keys.  Employee further warrants that he has not retained any other property or data of the Company of any type whatsoever (including hard copy or electronic documents containing Company business information) that has been in Employee’s possession or control.

5.             Confidential Information:  Employee hereby acknowledges that Employee is bound (and will continue to be bound) by (a) the confidentiality obligations set forth in Joint Employment Agreement and Managing Director Service Contract dated September 9, 2009 between Employee, Versant, and Versant Germany, which was filed with the as Exhibit 10.03 in Versant’s report on Form 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”) on September 9, 2009 (SEC File/Film Number 091060600) (the “Employment Agreement”) and (b) the Invention Assignment and Confidentiality Agreement attached as Annex 1 thereto (the “Confidentiality Agreement”), and that as a result of Employee’s employment with the Company Employee has had access to the Company’s Proprietary Information (as defined in the Confidentiality Agreement), that Employee will hold all Proprietary Information in strictest confidence and that Employee will not make use of such Proprietary Information on behalf of anyone.  Employee further confirms that Employee has delivered to the Company all documents and data of any nature containing or pertaining to such Proprietary Information and that Employee has not taken any such documents or data or any reproduction thereof. Employee acknowledges and agrees that Employee’s obligations under the

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Confidentiality Agreement will survive the termination of Employee’s employment with the Company.

6.             Mutual General Release and Waiver of Claims:

a.             The payments and promises set forth in this Agreement are in full and complete satisfaction of all accrued salary, vacation pay, bonus and commission pay, profit-sharing, stock options, termination benefits or other compensation to which Employee may be entitled by virtue of his employment with the Company or his separation from the Company.  To the fullest extent permitted by law, Employee hereby releases and waives any and all other claims Employee may have against the Company and its owners, officers, shareholders, employees, directors, attorneys, agents, representatives, subsidiaries, affiliates,  successors and assigns (collectively “Releasees”), whether known or not known, including, without limitation, claims under any employment laws of any jurisdiction or arising under or related to Employee’s ceasing to be an officer of Versant or Versant Germany or the termination of Employee’s employment with Versant or Versant Germany, including, but not limited to, claims of unlawful discharge, breach of contract, breach of the covenant of good faith and fair dealing, fraud, violation of public policy, defamation, physical injury, emotional distress, claims for additional compensation or benefits arising out of Employee’s employment or his separation of employment, claims under Title VII of the 1964 Civil Rights Act, as amended, the California Fair Employment and Housing Act and any other laws and/or regulations relating to employment or employment discrimination, including, without limitation, claims based on age or under the Age Discrimination in Employment Act or Older Workers Benefit Protection Act, and/or claims based on disability or under the Americans with Disabilities Act.  To the fullest extent permitted by law of any applicable jurisdiction, the Company hereby releases and waives any claims it may have against Employee and his successors and assigns, whether known or not known, including, but not limited to, claims under the laws of any jurisdiction relating to Employee’s employment with the Company, or to any services performed by Employee for the Company as an employee, consultant or otherwise, but excluding any release for claims of (a) fraud, misappropriation of trade secrets by Employee, (b) breach by Employee of (i) Employee’s confidentiality duties or obligations under the Employment Agreement, (ii) Employee’s duties and obligations under his Invention Assignment and Confidentiality Agreement which is attached to the Employment Agreement or (iii) Employee’s obligations under this Agreement or (c) under Section 16(b) of the Securities Exchange Act of 1934.

b.             By signing below, Employee and the Company expressly waive any benefits of Section 1542 of the Civil Code of the State of California, and under any other applicable statute or regulation of similar effect, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

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c.             Employee and the Company do not intend to release claims that Employee may not release as a matter of law, including but not limited to claims for indemnity under California Labor Code section 2802.

7.             Mutual Covenant Not to Sue:

a.             To the fullest extent permitted by law, at no time subsequent to the execution of this Agreement will Employee pursue, or cause or knowingly permit the prosecution of, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency, or any other tribunal, any charge, claim or action of any kind, nature and character whatsoever, known or unknown, which Employee may now have, have ever had, or may in the future have against any or all Releasees, which is subject to the release of claims granted by Employee in Section 6 above.

b.             To the fullest extent permitted by law, at no time subsequent to the execution of this Agreement will the Company pursue, or cause or knowingly permit the prosecution of, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency, or any other tribunal, any charge, claim or action of any kind, nature and character whatsoever, known or unknown, which the Company may now have, have ever had, or may in the future have against Employee, which is subject to the release of claims granted by the Company in Section 6 above

c.             Nothing in this section shall prohibit Employee from filing a charge or complaint with a government agency such as but not limited to the Equal Employment Opportunity Commission, the National Labor Relations Board, the Department of Labor, the California Department of Fair Employment and Housing, or other applicable state agency.  However, Employee understands and agrees that, by entering into this Agreement, Employee is releasing any and all individual claims for relief.

d.             Nothing in this section shall prohibit or impair Employee or the Company from complying with all applicable laws, nor shall this Agreement be construed to obligate either party to commit (or aid or abet in the commission of) any unlawful act.

8.             Attorneys’ Fees:  If any action is brought to enforce the terms of this Agreement, the prevailing party will be entitled to recover its reasonable attorneys’ fees, costs and expenses from the other party, in addition to any other relief to which the prevailing party may be entitled.

9.             No Admission of Liability:  This Agreement is not and shall not be construed or contended by Employee or the Company to be an admission or evidence of any wrongdoing or liability on the part of Releasees or Employee, their representatives, heirs, executors, attorneys, agents, partners, officers, shareholders, directors, employees, subsidiaries, affiliates, divisions, successors or assigns, respectively.  This Agreement shall be afforded the maximum protection allowable under California Evidence Code Section 1152 and/or any other applicable rule, statute, provision, or regulation of similar effect.

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10.           Complete and Voluntary Agreement:  This Agreement, together with the Separation Agreement to which it is attached and the Employment Agreement referenced herein, constitutes the entire agreement between Employee and the Company with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, relating to such subject matter; provided that in case of any conflict or inconsistency between this Agreement and/or the Separation Agreement, on the one hand, and the Employment Agreement on the other hand, this Agreement and the Separation Agreement shall in each case govern, control and apply.  Employee acknowledges that neither Releasees nor their agents or attorneys have made any promise, representation or warranty whatsoever, either express or implied, written or oral, which is not contained in this Agreement for the purpose of inducing Employee to execute the Agreement, and Employee acknowledges that Employee has executed this Agreement in reliance only upon such promises, representations and warranties as are contained herein, and is executing this Agreement voluntarily, free of any duress or coercion.

11.           Severability:  The provisions of this Agreement are severable, and if any part of it is found to be invalid or unenforceable, the other parts shall remain fully valid and enforceable.  Specifically, should a court, arbitrator, or government agency conclude that a particular claim may not be released as a matter of law, it is the intention of the parties that the general release, the waiver of unknown claims and the covenant not to sue above shall otherwise remain effective to release any and all other claims.

12.           Modification; Counterparts; Facsimile/PDF Signatures:  It is expressly agreed that this Agreement may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement that specifically refers to this Agreement, executed by authorized representatives of each of the parties to this Agreement.  This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.  Execution of a facsimile or PDF copy shall have the same force and effect as execution of an original.

13.           Governing Law:  This Agreement shall be governed by and construed in accordance with the laws of the Republic of Germany; except that any provisions of this Agreement relating solely to Versant shall be governed by the internal laws of the State of California without regarding to laws regarding conflict of laws or choice of law.

14.           Review of Separation Agreement:  Employee understands that Employee may take up to twenty-one (21) days to consider this Agreement and, by signing below, affirm that Employee was advised to consult with an attorney prior to signing this Agreement.  Employee also understands Employee may revoke this Agreement within seven (7) days of signing this document and that the separation benefits and other considerations to be provided to Employee pursuant to Section 3 will be provided only at the end of that seven (7) day revocation period.

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[Signature page follows]

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15.           Effectiveness:  This Agreement is effective on the eighth (8th) day after Employee signs it and without revocation (the “Second Release Effectiveness Date”).

EMPLOYEE

Dated:

Jochen Witte

VERSANT CORPORATION

Dated:
By:
Jerry Wong, Chief Financial Officer
Versant Corporation

VERSANT GMBH
Represented by its shareholder Versant Corporation, represented in turn by its Chief Financial Officer

Dated:	By:
Versant Corporation, by Jerry Wong (Versant’s Chief Financial Officer)

Signature page to Separation Agreement and Release of All Claims

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